                                                                     EXHIBIT 4.4

                              (Face of Senior Note)

THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE THEREOF.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO GREY WOLF, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS GLOBAL NOTE IS EXCHANGEABLE FOR A SENIOR NOTE IN DEFINITIVE, FULLY REGISTERED FORM, WITHOUT INTEREST COUPONS, IF (A) DTC NOTIFIES THE COMPANY THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY FOR THIS GLOBAL NOTE OR IF AT ANY TIME DTC CEASES TO BE A "CLEARING AGENCY" REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE COMPANY WITHIN 90 DAYS OF SUCH NOTICE, (B) THE COMPANY EXECUTES AND DELIVERS TO THE TRUSTEE A NOTICE THAT THIS GLOBAL NOTE SHALL BE SO TRANSFERABLE, REGISTRABLE, AND EXCHANGEABLE, AND SUCH TRANSFER SHALL BE SO REGISTRABLE, OR (C) AN EVENT OF DEFAULT (AS HEREINAFTER DEFINED) HAS OCCURRED AND IS CONTINUING WITH RESPECT TO THE SENIOR NOTE.


THIS SENIOR NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE
TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR
BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE

HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING.

                     8 7/8% Senior Notes due 2007, Series B

                                 GREY WOLF, INC.

No. R-001
CUSIP No.  397888 AA 6
                                                                     $75,000,000

                  Grey Wolf, Inc. promises to pay to CEDE & CO. or registered assigns, the principal sum of SEVENTY-FIVE MILLION UNITED STATES DOLLARS, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto, on July 1, 2007.

                  Interest Payment Dates: January 1 and July 1
                  Record Dates: December 15 and June 15

                  Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


                                       GREY WOLF, INC.



                                       By:  /s/ DAVID W. WEHLMANN
                                          --------------------------------------
                                       Name:    David W. Wehlmann
                                            ------------------------------------
                                       Title:   Senior Vice President and
                                             -----------------------------------
                                                Chief Financial Officer
                                             -----------------------------------



Dated:   May 8, 1998


Certificate of Authentication:
This is one of the Senior Notes
referred to in the within-mentioned
Indenture:

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Trustee


By: /s/ MAURI J. COWEN
   --------------------------------------------
              Authorized Signatory

                            (Reverse of Senior Note)

                      8 7/8% Senior Note due 2007, Series B

                  Capitalized terms used herein shall have the meanings assigned to them in this Indenture referred to below unless otherwise indicated.

                  1. Interest. Grey Wolf, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being called the "Company"), promises to pay interest on the principal amount of this Senior Note at 8 7/8% per annum until Maturity and shall pay Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest, if any, and Special Interest, if any, semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest ("Defaulted Interest"), and Special Interest, if any, (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Company will pay interest on the Senior Notes (except Defaulted Interest) and Special Interest, if any, to the Persons who are registered Holders of Senior Notes at the close of business on the December 15 and June 15 immediately preceding the Interest Payment Date (each, a "Record Date"), even if such Senior Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to Defaulted Interest. The Senior Notes will be payable as to principal, premium, interest and Special Interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, and Special Interest, if any, on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company and the Paying Agent prior to the applicable Record Date for such payment. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. In certain situations, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Senior Notes under an Indenture dated as of May 8, 1998 (as such may be amended or supplemented, "Indenture") between the Company, the Persons acting as guarantors and named therein (the "Guarantors") and Chase Bank of Texas, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Notes are unsecured obligations of the Company limited to $75,000,000 in aggregate principal amount (subject to Section 2.2 of the Indenture). This Senior Note is one of the Senior Notes referred to in the Indenture.

                  5. Optional Redemption. (a) Except as set forth in clause 5(b) of this Senior Note, the Senior Notes shall not be redeemable at the Company's option prior to July 1, 2002. On or after such date, the Senior Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of principal amount thereof) if redeemed during the twelve-month period beginning after July 1 of each of the years indicated below, in each case together with interest (and Special Interest, if any) accrued to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (and Special Interest, if any) due on the relevant Interest Payment Date):


YEAR                                                          PERCENTAGE
2002 .......................................................   104.4375 %
2003 .......................................................   102.9580 %
2004 .......................................................   101.4792 %
2005 and thereafter ........................................   100.0000 %


                  (b) Notwithstanding the provisions of clause (a) of this clause 5, at any time on or before June 27, 2000, the Company may at its option redeem up to a maximum of 30% of the aggregate principal amount of the Senior Notes with the net cash proceeds of one or more Qualified Equity Offerings at a Redemption Price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest (and Special Interest, if any), thereon to the Redemption Date; provided that at least $50,000,000 of the aggregate principal amount of the Senior Notes originally issued shall remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

                  (c) Notices of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. Unless the Company defaults in making such redemption payment, on and after the Redemption Date interest (including Special Interest, if any) ceases to accrue on Senior Notes or portions thereof called for redemption.

                  6. Mandatory Redemption. Except as contemplated by clause 7 below, the Company shall not be required to make any mandatory redemption, purchase or sinking fund payments with respect to the Senior Notes prior to the maturity date.

                  7. Repurchase at Option of Holder. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase such Holder's Senior Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, and Special Interest, if any, to the Change of Control Payment Date on the terms described in the Indenture.

                  Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Senior Notes. The Holder of this Senior Note may elect to have this Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Senior Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Senior Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest (and Special Interest, if any) from and after the Change of Control Purchase Date.

                  (b) Subject to the limitations set forth in the next following paragraph and the Indenture, if at any time the Company or any Subsidiary engages in an Asset Sale as result of which the aggregate amount of Excess Proceeds exceeds $15,000,000, the Company shall within 30 days thereafter, or at any time after receipt of Excess Proceeds but prior to there being $15,000,000 of Excess Proceeds, the Company may, at its option, make a pro rata offer (an "Asset Sale Offer") to all Holders of Senior Notes and holders of other Senior Debt, if and to the extent the Company is required by the instruments governing such other Senior Debt to make such an offer, to purchase Senior Notes and such other Senior Debt in an aggregate amount equal to the Excess Proceeds, at a price in cash (the "Asset Sale Offer Purchase Price") equal to 100% of the outstanding principal of the Senior Notes plus accrued interest and Special Interest, if any, to the date of purchase and, in the case of such other Senior Debt, 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes.

         Within 30 days of the date the amount of Excess Proceeds exceeds $15,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Senior Notes. The Holder of this Senior Note may elect to have this Senior Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Senior Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Offer Purchase Price with respect thereto, all Senior Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Offer Purchase Date.

                  8. Denominations; Transfer and Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including in certain cases, opinions of counsel) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.

                  9. Persons Deemed Owners. The registered Holder of a Senior Note may be treated as its owner for all purposes.

                  10. Amendment, Supplement and Waiver. With the consent of the holders of not less than a majority in aggregate principal amount at Stated Maturity of the outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided that no such supplemental indenture will, without the consent of the Holder of each outstanding Senior Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Senior Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, (c) modify the Obligations of the Company to make offers to purchase Senior Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment, or otherwise subordinate, the Senior Notes or the Guarantees to any other Indebtedness, (e) amend, supplement or otherwise modify the provisions of the Indenture relating to Guarantees or (f) modify any of the provisions of this clause (except to increase any percentage set forth herein).

                  11. Defaults and Remedies. Under the Indenture, Events of Default include in summary form (i) default in the payment of interest on the Senior Notes when due, continued for 30 days; (ii) default in the payment of principal of (or premium, if any, on) the Senior Notes when due;

(iii) failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant and the Restrictive Payments covenant; (iv) failure to perform any other covenant of the Company or any Guarantor in the Indenture, continued for 30 days after written notice as provided in the Indenture; (v) Indebtedness of the Company or any Subsidiary is not paid when due within the applicable grace period, or is accelerated and, in either case, the principal amount of such unpaid Indebtedness exceeds $10,000,000; (vi) one or more final judgments or orders by a court of competent jurisdiction are entered against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 and such judgments or orders are not discharged, waived, appealed, stayed, satisfied or bonded for a period of 60 consecutive days; (vii) certain events of bankruptcy, insolvency or reorganization; or (viii) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture and such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

         Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. The Holders of a majority in principal amount at Stated Maturity of the outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

                  12. Defeasance Prior to Maturity or Redemption. The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Senior Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Senior Notes (except as to (i) rights of registration of transfer, substitution and exchange of Senior Notes, (ii) the Company's right of optional redemption, (iii) rights of Holders to receive payments of principal of, premium, if any, and interest on the Senior Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the Stated Maturity of the Senior Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one Business Day before the due date of payment in respect of such Senior Notes, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest (including Special Interest, if any) on, such Senior Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Senior Notes.

                  13. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  14. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or a Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Senior Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  15. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SENIOR NOTE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  16. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18. Additional Rights of Holders of Transfer Restricted Senior Notes. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transferred Restricted Senior Notes (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Senior Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Grey Wolf, Inc.
                  10370 Richmond Avenue
                  Suite 600
                  Houston, Texas  77042
                  Telephone No.: (713) 435-6100

                  Attention: Chief Financial Officer
                  Telephone No.: (713) 435-6100
                  Telecopier No.: (713) 435-6171

                                    GUARANTEE

         Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Senior Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest, (and Special Interest, if any), on the Senior Notes, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, (and Special Interest, if any), on the Senior Notes to the extent lawful, (c) the due and punctual performance of all other Obligations of the Company and the Guarantors to the Holders under the Indenture and the Senior Notes and (d) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise.

         Payment on each Senior Note is guaranteed, jointly and severally, by the Guarantors pursuant to Article 11 of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

         The Obligations of each Guarantor are limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution Obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable federal or state law or not otherwise being void, voidable or unenforceable under any applicable bankruptcy, reorganization, receivership, liquidation or other similar legislation or legal principles under any applicable federal law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

         Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

         The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions in the Indenture.



                          GREY WOLF DRILLING COMPANY


                          By:/s/ DAVID W. WEHLMANN
                             ---------------------------------------------------
                          Name:  David W. Wehlmann
                          Title:  Sr. Vice President and Chief Financial Officer



                          GREY WOLF INTERNATIONAL, INC.



                          By:/s/ DAVID W. WEHLMANN
                             ---------------------------------------------------
                          Name: David W. Wehlmann
                          Title:  Sr. Vice President and Chief Financial Officer



                          DI ENERGY, INC.


                          By: /s/ DAVID W. WEHLMANN
                             ---------------------------------------------------
                          Name: David W. Wehlmann
                          Title: Sr. Vice President and Chief Financial Officer


                          MURCO DRILLING CORPORATION



                          By: /s/ DAVID W. WEHLMANN
                             ---------------------------------------------------
                          Name: David W. Wehlmann
                          Title: Secretary

                                 ASSIGNMENT FORM


To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


-------------------------------------------------------------------------------
             (Insert assignee's Social Senior Note or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
to transfer this Senior Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

-------------------------------------------------------------------------------


Date:
     --------------------------
                               Your signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                               on the face of
this Senior Note)


Signature Guarantee:

                       Option of Holder to Elect Purchase


                  If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.7 or 4.9 of the Indenture, check the box below:

                        Section 4.7                        Section 4.9

                  If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.7 or Section 4.9 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000): $__________________

Date:                                    Your Signature:
     -----------------------
                                         (Sign exactly as your name appears on
----------------------------             the Senior Note)

                                         Social Senior Note or
                                         Tax Identification No.:
                                                                 -------------
----------------


Signature Guarantee:

                                   SCHEDULE A

                   CHANGES IN PRINCIPAL AMOUNT OF SENIOR NOTE

                  The following changes in the principal amount of this Global Note have been recorded:



                         Amount of decrease      Amount of increase      Principal Amount of
                                in                       in                this Global Note          Signature of
                        Principal Amount of     Principal Amount of         following such        authorized officer
Date of Transaction      this Global Note        this Global Note        decrease(or increase)         of Trustee
-------------------    ---------------------    --------------------    ----------------------    ------------------

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